EXHIBIT 15.1

TIAN YUAN LAW FIRM

10/F, CPIC Plaza, 28 Fengsheng Lane, Xicheng District

Beijing 100032, P. R. China

Tel: (8610) 5776-3888; Fax: (8610) 5776-3777

Date: July 25, 2011

TAL Education Group

18/F, Hesheng Building

32 Zhongguancun Avenue, Haidian District

Beijing 100080

People’s Republic of China

Ladies and Gentlemen:

We hereby consent to the use of our name under the captions “Risk Factors”, “PRC Regulation”, “Organizational Structure”, “Operating Result” and “Taxation” in the Annual Report for the fiscal year ended February 28, 2011 on Form 20-F, which will be filed by TAL Education Group on July 25, 2011, with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Sincerely yours,

/s/ Tian Yuan Law Firm
Tian Yuan Law Firm